Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

TERAWULF INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457(c)	39,029,546(3)	$.6499(4)	$25,365,301.95	$110.20 per $1,000,000	$2,795.26
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$2,795.26
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$2,795.26(5)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by $0.00011020.
(3)	Registrant previously registered 23,392,638 shares of common stock for an aggregate of 62,422,184 shares.
(4)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price for shares of common stock is $.6499, which is the average of the high and low prices of the common stock on March 9, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission) on the Nasdaq.

(5)	As of March 9, 2023, registrant had a balance of $1,598.77 with the SEC.